NEWS RELEASE

Arlo Reports Fourth Quarter 2021 and Full Year 2021 Results

Exited 2021 with Annual Recurring Revenue of $90 million, growing 94% year over year
Exceeded High-End of both Revenue and non-GAAP EPS Guidance for the Quarter
145% Year over Year growth in Cumulative Paid Accounts
Delivered GAAP operating loss of $7.2 million, non-GAAP Operating Profit of $3.5 million
Ended with Cash and Cash Equivalents Balance at $175.7 million, with No Debt

Carlsbad, California - March 1, 2022 - Arlo Technologies, Inc. (NYSE: ARLO), a leading internet-connected security camera brand, today reported financial results for the fourth quarter and fiscal year ended December 31, 2021.

Financial Highlights (1)

Q4'2021 Summary

•Revenue of $142.9 million, an increase of 24.4% year over year.
•GAAP gross profit of $31.7 million, an increase of 29.3% year over year; non-GAAP gross profit of $32.7 million, an increase of 27.0% year over year.
•GAAP gross margin of 22.2%; non-GAAP gross margin of 22.9%.
•GAAP operating loss of $7.2 million, a decrease of $8.4 million year over year; non-GAAP operating profit of $3.5 million, an increase of $10.0 million year over year.
•GAAP net loss per diluted share of $(0.08); non-GAAP net income per diluted share of $0.04.

FY'2021 Summary
•2021 revenue of $435.1 million, an increase of 21.8% year over year.
•2021 GAAP gross profit of $108.0 million, an increase of 95.0% year over year; non-GAAP gross profit of $112.0 million, an increase of 87.6% year over year.
•2021 GAAP gross margin of 24.8%; non-GAAP gross margin of 25.7%.
•2021 GAAP net loss per diluted share of $(0.68); non-GAAP net loss per diluted share of $(0.11).
•Cash and cash equivalents of $175.7 million and no debt.

“I am proud to say the Arlo team successfully navigated considerable global supply chain challenges to deliver strong results across the entire business in Q4. Revenue and non-GAAP EPS both came in above the high end of our guidance and we are very pleased to share that we crossed over to a non-GAAP operating profit for the first time in our history as a public company. Our new business model for subscriptions continued its momentum, adding a record 190,000 paid accounts in Q4, an increase of 141% year over year. Our impressive paid account growth drove our strong recurring revenue growth as we exited 2021 with Annual Recurring Revenue (ARR) of $90.1 million growing at 94% year over year," said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Importantly, our innovation continues on all fronts. We are pleased with the early results we are seeing from the recent launch of Arlo Secure and Arlo Secure Plus, our new service plans, which extend Arlo’s differentiation and produces considerable value for our customers. Recently, we expanded our industry-leading product and service portfolio with the award-winning Arlo Security System as well as Arlo Safe. With tremendous progress across the business, we are excited to capitalize on the opportunities ahead of us.”

	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands, except percentage and per share data)
Revenue	$142,861	$111,149	$114,836	$435,137	$357,154
GAAP Gross Margin	22.2%	21.9%	21.4%	24.8%	15.5%
Non-GAAP Gross Margin (1)	22.9%	22.6%	22.4%	25.7%	16.7%
GAAP Net Loss per Diluted Share	$(0.08)	$(0.18)	$(0.19)	$(0.68)	$(1.30)
Non-GAAP Net Income (Loss) per Diluted Share (1)	$0.04	$(0.08)	$(0.08)	$(0.11)	$(0.82)
_________________________
(1)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis are provided at the end of this press release.

Financial and Business Highlights

•Full year service revenue of $103.5 million, for growth of 43.2% year over year.
•Service revenue of $28.5 million for Q4, for growth of 32.0% year over year, the tenth consecutive quarter of record service revenue.
•Exited 2021 with ARR of $90.1 million, growing 93.5% year over year. (2)
•GAAP service gross margin of 62.5%; non-GAAP service gross margin of 63.2% in Q4 a record for Arlo as a standalone company. (1)
•Added a record 190,000 paid accounts in Q4, a sequential increase of 4.4% over Q3, and a year over year increase of 140.5%.
•Announced significant expansion of our service and product offerings with the Arlo Security Systems and Arlo Safe.
•Won two Editors' Choice awards, multiple design awards, and features in Best of 2021 lists across the industry.
_________________________
(2)    ARR is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognized from our paid accounts and excludes prepaid service revenue and non-recurring engineering (NRE) service revenue from strategic partners.

First Quarter 2022 Business Outlook (3)

•Revenue of $110.0 million to $120.0 million.
•GAAP net loss per diluted share of $(0.19) to $(0.13), and non-GAAP net loss per diluted share of $(0.06) to $0.00.

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ending April 3, 2022
	Revenue	Net Loss per Diluted Share
(in millions, except per share data)
GAAP	$110.0 - $120.0	$(0.19) - $(0.13)
Estimated adjustments for (3):
Stock-based compensation expense	—	0.13
Tax effects of non-GAAP adjustments	—	—
Non-GAAP	$110.0 - $120.0	$(0.06) - $0.00
_________________________
(3)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the Q4 and full year 2021 results and discuss management’s expectations for the first quarter of 2022 today, Tuesday, March 1, 2022 at 5:00 p.m. ET (2:00 p.m. PT). The toll-free dial-in number for the live audio call is (888) 394-8218. The international dial-in number for the live audio call is +1 (773) 377-9070. The conference ID for the call is 3670093. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled security cameras, indoor security cameras, audio and video doorbells, and floodlights.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to supporting industry standards for data protection designed to keep users' personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2022 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s (the "Company") expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding its potential future business, operating performance and financial condition, including descriptions of its expected revenue, GAAP and non-GAAP gross margins, operating margins, tax rates, expenses, and cash outlook; the Company's transition to a services-first business model; the commercial launch and momentum of new products and services; strategic objectives and initiatives, including the Company's collaboration with Verisure; expectations regarding market expansion and future growth; plans to invest in product innovation; the Company's future product offerings; supply chain challenges; and quotes from the Company's Chief Executive Officer. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; the Company may be unsuccessful in developing and expanding its sales and marketing capabilities; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may not receive the minimum commitment amounts from Verisure; the COVID-19 pandemic could continue to have an adverse impact on the Company's business, operations and the markets and communities in which the Company and its partners and customers operate; the Company may fail to successfully continue to effect operating expense savings; changes in the level of the Company's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers; Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect the Company's and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the Company's most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP provision for income taxes, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, impairment charges, restructuring and other charges, strategic initiative and transaction expenses, gain on sale of business, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

–the ability to make more meaningful period-to-period comparisons of our on-going operating results;
–the ability to better identify trends in our underlying business and perform related trend analyses;
–a better understanding of how management plans and measures our underlying business; and

–an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of costs of legal and professional services for IPO-related litigation associated with our separation from NETGEAR. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units, performance-based restricted stock units, shares under the employee stock purchase plan granted to employees and employees' annual bonus in RSU form. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Strategic initiative and transaction expenses consist of legal fees associated with the strategic review of the Company and legal fees, accounting fees and other one-time costs incurred to complete the Verisure transaction. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Gain on sale of business represents gain from sale of the Company's commercial operations in Europe. We consider our operating results without this gain when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such gain when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding the gain is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net and impairment charges. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

***Financial Tables Attached***

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2021	December 31, 2020
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$175,749	$186,127
Short-term investments (amortized cost of $— and $19,996)	—	19,997
Accounts receivable, net (net of allowance for credit losses of $337 and $519)	79,564	77,643
Inventories	38,390	64,705
Prepaid expenses and other current assets	9,919	8,076
Total current assets	303,622	356,548
Property and equipment, net	9,595	15,821
Operating lease right-of-use assets, net	14,814	23,998
Goodwill	11,038	11,038
Restricted cash	4,107	4,164
Other non-current assets	4,314	2,399
Total assets	$347,490	$413,968

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84,098	$62,171
Deferred revenue	29,442	53,142
Accrued liabilities	97,377	121,766
Income tax payable	12	267
Total current liabilities	210,929	237,346
Non-current deferred revenue	1,344	16,563
Non-current operating lease liabilities	21,470	25,029
Non-current income taxes payable	94	104
Other non-current liabilities	1,001	1,159
Total liabilities	234,838	280,201
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: : $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 84,453,212 at December 31, 2021 and 79,336,242 at December 31, 2020	84	79
Additional paid-in capital	401,367	366,455
Accumulated other comprehensive income	—	3
Accumulated deficit	(288,799)	(232,770)
Total stockholders’ equity	112,652	133,767
Total liabilities and stockholders’ equity	$347,490	$413,968

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands, except percentage and per share data)
Revenue:
Products	$114,396	$84,152	$93,271	$331,620	$284,868
Services	28,465	26,997	21,565	103,517	72,286
Total revenue	142,861	111,149	114,836	435,137	357,154
Cost of revenue:
Products	100,476	75,682	81,424	285,334	263,905
Services	10,669	11,124	8,874	41,768	37,860
Total cost of revenue	111,145	86,806	90,298	327,102	301,765
Gross profit	31,716	24,343	24,538	108,035	55,389
Gross margin	22.2%	21.9%	21.4%	24.8%	15.5%
Operating expenses:
Research and development	13,644	14,377	15,266	59,063	60,137
Sales and marketing	12,464	12,779	13,593	48,909	49,064
General and administrative	12,584	12,119	11,338	49,489	51,096
Impairment charges	—	—	—	9,116	—
Separation expense	254	683	10	1,596	248
Gain on sale of business	—	—	—	—	(292)
Total operating expenses	38,946	39,958	40,207	168,173	160,253
Loss from operations	(7,230)	(15,615)	(15,669)	(60,138)	(104,864)
Operating margin	(5.1)%	(14.0)%	(13.6)%	(13.8)%	(29.4)%
Interest income (expense), net	(15)	(1)	42	11	802
Other income (expense), net	605	599	599	4,775	3,436
Loss before income taxes	(6,640)	(15,017)	(15,028)	(55,352)	(100,626)
Provision for income taxes	152	181	182	677	625
Net loss	$(6,792)	$(15,198)	$(15,210)	$(56,029)	$(101,251)
Net loss per share:
Basic	$(0.08)	$(0.18)	$(0.19)	$(0.68)	$(1.30)
Diluted	$(0.08)	$(0.18)	$(0.19)	$(0.68)	$(1.30)
Weighted average shares used to compute net loss per share:
Basic	84,367	83,809	79,164	82,688	78,084
Diluted	84,367	83,809	79,164	82,688	78,084

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	(In thousands)
Cash flows from operating activities:
Net loss	$(56,029)	$(101,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	38,030	35,247
Impairment charges	9,116	—
Depreciation and amortization	5,975	10,206
Allowance for credit losses and inventory reserves	(3,125)	964
Deferred income taxes	(296)	50
Premium amortization (discount accretion) on investments, net	(3)	54
Gain on sale of business	—	(292)
Changes in assets and liabilities:
Accounts receivable, net	(1,739)	49,765
Inventories	29,258	2,862
Prepaid expenses and other assets	(3,463)	10,441
Accounts payable	22,156	(49,282)
Deferred revenue	(38,919)	3,607
Accrued and other liabilities	(24,158)	(8,901)
Net cash used in operating activities	(23,197)	(46,530)
Cash flows from investing activities:
Purchases of property and equipment	(2,268)	(3,892)
Purchases of short-term investments	—	(50,083)
Maturities of short-term investments	20,000	50,000
Net cash provided by (used in) investing activities	17,732	(3,975)
Cash flows from financing activities:
Proceeds related to employee benefit plans	8,231	4,755
Restricted stock unit withholdings	(13,201)	(4,778)
Net cash used in financing activities	(4,970)	(23)
Net decrease in cash and cash equivalents and restricted cash	(10,435)	(50,528)
Cash and cash equivalents and restricted cash, at beginning of period	190,291	240,819
Cash and cash equivalents and restricted cash, at end of period	$179,856	$190,291

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$379	$564
Supplemental cash flow information:
Cash paid for income taxes	$964	$5,614

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands, except percentage data)
GAAP gross profit:
Products	$13,920	$8,470	$11,847	$46,286	$20,963
Services	17,796	15,873	12,691	61,749	34,426
Total GAAP gross profit	31,716	24,343	24,538	108,035	55,389
GAAP gross margin:
Products	12.2%	10.1%	12.7%	14.0%	7.4%
Services	62.5%	58.8%	58.9%	59.7%	47.6%
Total GAAP gross margin	22.2%	21.9%	21.4%	24.8%	15.5%
Stock-based compensation expense - Products	776	593	955	3,532	2,962
Stock-based compensation expense - Services	191	194	—	385	—
Amortization of intangibles - Products	—	—	237	—	1,306
Restructuring and other charges - Products	—	—	—	—	23
Non-GAAP gross profit:
Products	14,696	9,063	13,039	49,818	25,254
Services	17,987	16,067	12,691	62,134	34,426
Total Non-GAAP gross profit	$32,683	$25,130	$25,730	$111,952	$59,680
Non-GAAP gross margin:
Products	12.9%	10.8%	14.0%	15.0%	8.9%
Services	63.2%	59.5%	58.9%	60.0%	47.6%
Total Non-GAAP gross margin	22.9%	22.6%	22.4%	25.7%	16.7%

GAAP research and development	$13,644	$14,377	$15,266	$59,063	$60,137
Stock-based compensation expense	(2,391)	(2,086)	(2,795)	(10,865)	(9,054)
Non-GAAP research and development	$11,253	$12,291	$12,471	$48,198	$51,083

GAAP sales and marketing	$12,464	$12,779	$13,593	$48,909	$49,064
Stock-based compensation expense	(1,444)	(1,119)	(1,211)	(5,391)	(4,106)
Non-GAAP sales and marketing	$11,020	$11,660	$12,382	$43,518	$44,958

GAAP general and administrative	$12,584	$12,119	$11,338	$49,489	$51,096
Stock-based compensation expense	(5,680)	(3,607)	(3,948)	(17,857)	(19,125)
Restructuring and other charges	—	—	—	—	(21)
Strategic initiative and transaction expenses	—	—	(2)	—	(770)
Litigation reserves, net	(3)	—	—	(170)	(256)
Non-GAAP general and administrative	$6,901	$8,512	$7,388	$31,462	$30,924

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands, except percentage and per share data)
GAAP total operating expenses	$38,946	$39,958	$40,207	$168,173	$160,253
Separation expense	(254)	(683)	(10)	(1,596)	(248)
Strategic initiative and transaction expenses	—	—	(2)	—	(770)
Stock-based compensation expense	(9,515)	(6,812)	(7,954)	(34,113)	(32,285)
Impairment charges	—	—	—	(9,116)	(256)
Restructuring and other charges	—	—	—	—	(21)
Litigation reserves, net	(3)	—	—	(170)	(256)
Gain on sale of business	—	—	—	—	292
Non-GAAP total operating expenses	$29,174	$32,463	$32,241	$123,178	$126,965

GAAP operating loss	$(7,230)	$(15,615)	$(15,669)	$(60,138)	$(104,864)
GAAP operating margin	(5.1)%	(14.0)%	(13.6)%	(13.8)%	(29.4)%
Separation expense	254	683	10	1,596	248
Strategic initiative and transaction expenses	—	—	2	—	770
Stock-based compensation expense	10,482	7,599	8,909	38,030	35,247
Impairment charges	—	—	—	9,116	—
Amortization of intangibles	—	—	237	—	1,306
Restructuring and other charges	—	—	—	—	44
Litigation reserves, net	3	—	—	170	256
Gain on sale of business	—	—	—	—	(292)
Non-GAAP operating income (loss)	$3,509	$(7,333)	$(6,511)	$(11,226)	$(67,285)
Non-GAAP operating margin	2.5%	(6.6)%	(5.7)%	(2.6)%	(18.8)%

GAAP other income (expense), net	$605	$599	$599	$4,775	$3,436
Employee Retention Credit	(103)	(196)	—	(2,110)	—
Non-GAAP other income (expense), net	$502	$403	$599	$2,665	$3,436

GAAP provision for income taxes	$152	$181	$182	$677	$625
GAAP income tax rate	(2.3)%	(1.2)%	(1.2)%	(1.2)%	(0.6)%
Tax effects	—	—	(3)	—	28
Non-GAAP provision for income taxes	$152	$181	$185	$677	$597
Non-GAAP income tax rate	3.8%	(2.6)%	(3.2)%	(7.9)%	(0.9)%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Twelve Months Ended
	December 31, 2021	October 3, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands, except percentage and per share data)
GAAP net loss	$(6,792)	$(15,198)	$(15,210)	$(56,029)	$(101,251)
Separation expense	254	683	10	1,596	248
Strategic initiative and transaction expenses	—	—	2	—	770
Stock-based compensation expense	10,482	7,599	8,909	38,030	35,247
Impairment charges	—	—	—	9,116	—
Amortization of intangibles	—	—	237	—	1,306
Restructuring and other charges	—	—	—	—	44
Litigation reserves, net	3	—	—	170	256
Gain on sale of business	—	—	—	—	(292)
Employee Retention Credit	(103)	(196)	—	(2,110)	—
Tax effects	—	—	(3)	—	28
Non-GAAP net income (loss)	$3,844	$(7,112)	$(6,055)	$(9,227)	$(63,644)

NET LOSS PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.08)	$(0.18)	$(0.19)	$(0.68)	$(1.30)
Separation expense	—	0.01	—	0.02	—
Strategic initiative and transaction expenses	—	—	—	—	0.01
Stock-based compensation expense	0.12	0.09	0.11	0.46	0.45
Impairment charges	—	—	—	0.11	—
Amortization of intangibles	—	—	—	—	0.02
Tax effects	—	—	—	—	—
Employee Retention Credit	—	—	—	(0.02)	—
Non-GAAP net income (loss) per diluted share	$0.04	$(0.08)	$(0.08)	$(0.11)	$(0.82)

Shares used in computing GAAP net income (loss) per diluted share	84,367	83,809	79,164	82,688	78,084
Shares used in computing non-GAAP net income (loss) per diluted share	90,679	83,809	79,164	82,688	78,084

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	December 31, 2021	October 3, 2021	June 27, 2021	March 28, 2021	December 31, 2020
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$175,749	$166,057	$178,698	$177,113	$206,124
Cash, cash equivalents and short-term investments per diluted share	$1.94	$1.98	$2.18	$2.20	$2.60

Accounts receivable, net	$79,564	$70,124	$51,890	$51,121	$77,643
Days sales outstanding	50	62	48	54	64

Inventories	$38,390	$39,769	$43,155	$55,972	$64,705
Inventory turns	10.5	7.6	5.7	3.4	5.0

Weeks of channel inventory:
U.S. retail channel	7.0	14.0	8.0	12.5	9.2
U.S. distribution channel	8.5	8.0	12.5	9.6	11.7
APAC distribution channel	8.9	10.2	8.6	6.9	2.8

Deferred revenue (current and non-current)	$30,786	$41,686	$50,903	$61,604	$69,705

Cumulative registered accounts (1)	6,131	5,822	5,527	5,275	5,047
Cumulative paid accounts (2)	1,067	877	695	549	435
Annual recurring revenue (ARR) (3)	$90,100	$80,400	$69,753	$58,238	$46,552

Headcount	353	346	349	355	359
Non-GAAP diluted shares	90,679	83,809	82,134	80,370	79,164
_________________________
(1)    We define our registered accounts at the end of a particular period as the number of unique registered accounts on the Arlo platform as of the end of such particular period, and includes accounts owned by Verisure. The number of registered accounts does not necessarily reflect the number of end-users on the Arlo platform, as one registered account may be used by multiple people.

(2)    Paid accounts worldwide measured as any account where a subscription to a paid service is being collected (either by the Company or by the Company’s customers or channel partners), plus paid service plans of a duration of more than 3 months bundled with products (such bundles being counted as a paid account after 90 days have elapsed from the date of registration). Paid accounts includes accounts transferred to Verisure.

(3)    Effective as of the third quarter of 2021, we adopted ARR as one of the key indicators of our business performance. ARR represents the amount of paid service revenue that we expect to recur annually and is calculated by taking our recurring paid service revenue for the last calendar month in the fiscal quarter, multiplied by 12 months. Recurring paid service revenue represents the revenue we recognize from our paid accounts and excludes prepaid service revenue, and NRE service revenue from strategic partners. The ARR for the comparative periods presented was derived following the same methodology. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

REVENUE BY GEOGRAPHY

	Three Months Ended						Twelve Months Ended
	December 31, 2021		October 3, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	(in thousands, except percentage data)
Americas	$80,354	56%	$74,511	67%	$92,365	81%	$271,182	62%	$269,395	76%
EMEA	53,609	38%	30,931	28%	15,301	13%	134,232	31%	61,832	17%
APAC	8,898	6%	5,707	5%	7,170	6%	29,723	7%	25,927	7%
Total	$142,861	100%	$111,149	100%	$114,836	100%	$435,137	100%	$357,154	100%